                                                                   EXHIBIT 99.j3

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                           (collectively, the "Funds")

     I, Charles C. S. Park, Secretary of the above-referenced corporations and trusts, do hereby certify that the following is a true copy of certain resolutions adopted by unanimous written consent of the Board of Directors or
Trustees, as appropriate, of the above-referenced corporations and trusts on
March 1, 2004, and that such resolutions have not been rescinded or modified and are not inconsistent with the Certificate of Incorporation, Declaration of Trust or Bylaws of the corporations or trusts.

          WHEREAS, Pursuant to a duly-executed Power of Attorney, certain officers of the Funds have appointed David C. Tucker, Charles A.
     Etherington, David H. Reinmiller, Charles C.S. Park, Janet A. Nash, Brian
     L. Brogan and Otis H. Cowan, each of them singly, their true and lawful attorneys-in-fact, with full power of substitution, and with full power to each, for the purpose of signing on their behalf registration statements and other documents of the Funds for the purpose of complying with all laws relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith.

          Such attorneys-in-fact may, from time to time, sign documents, including registration statements and amendments thereto, on behalf of officers who have appointed them.

          RESOLVED, that the board hereby authorizes such attorneys-in-fact to sign the documents of the Funds, including registration statements and amendments thereto, pursuant to the Powers of Attorney so executed by the officers of the Funds.

     IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of March,
2004.

                                        /s/ Charles C. S. Park
                                        ----------------------------------
                                        Charles C. S. Park
                                        Secretary